EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

                                     ACCELL


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Form S-1 registration statement of Global Green, Inc. our report dated September 20, 2011 on our audit of the financial statements of Global Green, Inc. as of December 31, 2010 and 2009 and the results of its operations and cash flows for the years then ended and for the period from inception (July 12, 2004) to December 31, 2010 and our report dated September 20, 2011 on the review of the financial statements of Global Green, Inc. as of June 30, 2011 and 2010 and the results of its operations and cash flows for the three and six months then ended and June 30, 2011 and 2010 and for the period from inception (July 12, 2004) to June 30, 2011, and the reference to us under the caption "Experts".



/s/ Accell Audit & Compliance, P.A.



Tampa, Florida
October 4, 2011




















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